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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 16, 2007

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



    Pennsylvania                     1-11152                     23-1882087
  (State or other                  (Commission                 (IRS Employer
   jurisdiction                    File Number)             Identification No.)
 of incorporation)


      781 Third Avenue, King of Prussia, PA                      19406-1409
     (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.   Other Events.

      On May 16, 2007, the Arbitrator in the arbitration proceeding between InterDigital Communications Corporation and its wholly-owned subsidiary InterDigital Technology Corporation (collectively the "Company"), and Federal Insurance Company ("Federal"), and relating to a Litigation Expense and Reimbursement Agreement signed in February 2000 by the parties ("Reimbursement Agreement"), refused to award the full amount of Federal's claim which was in excess of $33 million. The Arbitrator did award Federal approximately $13 million, pursuant to a formula set forth in the Reimbursement Agreement, for reimbursement of attorneys' fees and expenses previously paid to or on behalf of the Company by Federal, plus approximately $2 million in interest. As additional reimbursement of attorneys' fees and expenses, the Arbitrator awarded $5 million, without interest, as Federal's share under the Reimbursement Agreement of "additional value" of the 2003 settlement between the Company and Ericsson Inc. The approximately $13 million portion of the Award represents a percentage of the amounts the Company has received since March 2003 from Telefonaktiebolaget LM Ericsson and Ericsson Inc., and Sony Ericsson Mobile Communications AB under their respective patent license agreements.

      The Company has not yet determined whether it will contest all or any portion of the Award. The United States District Court for the Eastern District of Pennsylvania which referred the matter to arbitration had previously reserved, to a later time, a decision on the issue of whether any arbitration award would be binding on the parties.

      Federal had provided partial reimbursement to the Company of certain legal fees and expenses for the litigation settled in 2003 involving the Company and Ericsson Inc., and had previously delivered to the Company a demand for arbitration under the Pennsylvania Uniform Arbitration Act claiming that the Reimbursement Agreement required the Company to reimburse certain attorneys' fees and expenses paid by Federal in connection with the litigation between the Company and Ericsson Inc. Prior to Federal's demand for arbitration, the Company had accrued a contingent liability of $3.4 million related to the Reimbursement Agreement. Regardless of any decision by the Company to contest all or any portion of the Award, the Company expects to record an expense of approximately $16.4 million in second quarter 2007 which amount represents the total amount of the Award less the amount of the previously accrued liability.

      This information updates information previously reported in the Company's Form 10-Q for the quarter ended March 31, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERDIGITAL COMMUNICATIONS CORPORATION


                                    By: /s/Lawrence F. Shay
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                                        Lawrence F. Shay
                                        Chief Legal Officer & Government Affairs



Dated:  May 18, 2007